Exhibit (l)

[Letterhead of Eversheds Sutherland (US) LLP]

July 30, 2026

Neostellar Capital Corp.

640 Fifth Avenue, 12th Floor

New York, New York 10019

Re:	Neostellar Capital Corp.
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Neostellar Capital Corp. (f/k/a SuRo Capital Corp.), a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form N-2 filed on July 30, 2026 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 in aggregate offering amount of the following securities (collectively, the “Securities”):

(a)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock to be issued upon exercise of the Rights (as defined below), the Debt Securities (as defined below), and/or the Warrants (as defined below) (the “Common Shares”);

(b)	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), including shares of Preferred Stock to be issued upon exercise of the Warrants (the “Preferred Shares”);

(c)	subscription rights to purchase Common Stock (the “Rights”);

(d)	debt securities of the Company, including debt securities to be issued upon exercise of the Warrants (the “Debt Securities”); and

(e)	warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”).

The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

The Debt Securities are to be issued in one or more series under (a) the base indenture, dated March 28, 2018 (the “Base Indenture”), entered into by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) and (b) one or more supplemental indentures containing the specific terms and conditions for each issuance of the Debt Securities (each, a “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Rights are to be issued under rights agreements (each, a “Rights Agreement”) to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable Rights Agreement. The Warrants are to be issued under warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable Warrant Agreement.

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As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	the Articles of Amendment and Restatement of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(ii)	the Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	the Base Indenture;

(iv)	a Certificate of Good Standing with respect to the Company issued by the SDAT as of a recent date (the “Certificate of Good Standing”); and

(v)	the resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, and (c) the authorization, execution and delivery of the Base Indenture, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or the officers of the Company have been properly issued, (vi) that each Supplemental Indenture, each Rights Agreement and each Warrant Agreement will be governed by the laws of the State of New York and (vii) that the Indenture, each Rights Agreement and each Warrant Agreement will be a valid and legally binding obligation of all parties thereto (other than the Company). We also have assumed, without independent investigation or verification, the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates and confirmations of public officials (which we have assumed remain accurate as of the date of this opinion) and upon certificates of officers of the Company. We have not independently established the facts, or in the case of certificates or confirmations of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”), and, as to the Debt Securities, the Rights and the Warrants constituting valid and legally binding obligations of the Company, the contract laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of Maryland or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions expressed in paragraphs 3, 4 and 5 below are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity and (iii) federal and state securities laws or principles of public policy that may limit enforcement of rights to indemnity, contribution and exculpation.

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On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, and further assuming that:

(i)	the Articles Supplementary classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Articles Supplementary”) will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter and the Bylaws and will have been filed with and accepted for record by the SDAT prior to the issuance of any such Preferred Stock, and such Articles Supplementary complies with the applicable requirements with respect thereto under the MGCL, the Charter and the Bylaws;

(ii)	each Supplemental Indenture will have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture;

(iii)	each Supplemental Indenture will constitute a valid and legally binding obligation of each of the Company and the Trustee;

(iv)	each Warrant Agreement, including any amendments or supplements thereto, and the Warrants issued thereunder will have been duly authorized, executed and delivered by each of the Company and the other parties thereto in accordance with the terms of such Warrant Agreement;

(v)	each Warrant Agreement will constitute a valid and legally binding obligation of each of the Company and the other parties thereto;

(vi)	each Rights Agreement, including any amendments or supplements thereto, and the Rights issued thereunder will have been duly authorized, executed and delivered by each of the Company and the other parties thereto in accordance with the terms of such Rights Agreement;

(vii)	each Rights Agreement will constitute a valid and legally binding obligation of each of the Company and the other parties thereto;

(viii)	the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to the price and amount of the Securities to be issued, offered and sold, and certain terms thereof, will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter, the Bylaws, the Articles Supplementary, if applicable, the Indenture, if applicable, the Warrant Agreement, if applicable, and the Rights Agreement, if applicable, and will be consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”);

(ix)	the terms of the Preferred Shares, the Debt Securities, the Warrants and the Rights as established and the issuance thereof (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (c) will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(x)	none of the Preferred Shares, the Debt Securities, the Warrants or the Rights will include any provision that is unenforceable against the Company;

(xi)	each issuance of the Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as supplemented by the applicable Supplemental Indenture;

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(xii)	each issuance of the Warrants will have been duly executed by the Company and duly authenticated in accordance with the applicable Warrant Agreement;

(xiii)	each issuance of the Rights will have been duly executed by the Company and duly authenticated in accordance with the applicable Rights Agreement;

(xiv)	any Common Shares, Preferred Shares, Warrants or Rights issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, will have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof;

(xv)	upon the issuance of any Common Shares or Preferred Shares by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Charter;

(xvi)	at the time of any issuance of the Preferred Shares or Debt Securities, after giving effect to such issuance, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, giving effect to Section 61(a)(1) thereof; and

(xvii)	the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement will have become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities;

we are of the opinion that:

1.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Common Shares by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Shares will be validly issued, fully paid and non-assessable.

2.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Shares will be validly issued, fully paid and non-assessable.

3.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Rights will be duly authorized and when issued and paid for in accordance with the applicable Rights Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, the Rights will constitute valid and legally binding obligations of the Company.

4.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Base Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Company.

5.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Warrants will be duly authorized and, when issued and paid for in accordance with the applicable Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter are (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

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We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP

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